UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2022

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor,		20006
Washington,	DC
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (202) 872-7700
No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Exchange on which registered
Class A voting common stock	AGM.A	New York Stock Exchange
Class C non-voting common stock	AGM	New York Stock Exchange
6.000% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C	AGM.PRC	New York Stock Exchange
5.700% Non-Cumulative Preferred Stock, Series D	AGM.PRD	New York Stock Exchange
5.750% Non-Cumulative Preferred Stock, Series E	AGM.PRE	New York Stock Exchange
5.250% Non-Cumulative Preferred Stock, Series F	AGM.PRF	New York Stock Exchange
4.875% Non-Cumulative Preferred Stock, Series G	AGM.PRG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Compensation Arrangements of Certain Officers
Base Salary Increases

On March 9, 2022, the Compensation Committee (“Committee”) of the Board of Directors (“Board”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) approved the following changes to the annual base salaries of the executive officers named below, to be effective retroactively to January 1, 2022:

•Zachary N. Carpenter, Executive Vice President – Chief Business Officer: increase from $425,000 per year to $435,000 per year.

•Stephen P. Mullery, Executive Vice President – General Counsel: increase from $450,000 per year to $465,000 per year.

•Aparna Ramesh, Executive Vice President – Chief Financial Officer and Treasurer: increase from $515,000 to $525,000 per year.

Grants of Stock Appreciation Rights

On March 9, 2022 (“Grant Date”), the Committee approved grants of stock appreciation rights (“SARs”), as set forth below, to the following executive officers of Farmer Mac under Farmer Mac’s Amended and Restated 2008 Omnibus Incentive Plan (“2008 Plan”).

Name	Number of SARs Granted
Bradford T. Nordholm	7,503
Zachary N. Carpenter	2,553
Stephen P. Mullery	2,064
Aparna Ramesh	2,628

Each SAR granted represents the right to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of a share of Farmer Mac’s Class C non-voting common stock (each, a “Share”) over the grant price on the applicable date of exercise. Any amount received upon exercise of SARs is payable in Shares. In accordance with a policy adopted by the Board (“Equity Grant Policy”), the grant price for the SARs listed above is the closing price of a Share on the New York Stock Exchange (“NYSE”) on the Grant Date ($120.38 per share). These SARs will vest in three equal annual installments on each of March 31, 2023, March 31, 2024, and March 31, 2025, and their expiration date is March 9, 2032 (“Expiration Date”), which is the tenth anniversary of the Grant Date.

For the SARs awarded on the Grant Date, upon a participant’s termination of employment for death or disability (as defined in the 2008 Plan), all unvested SARs will automatically vest and become exercisable and vested SARs will remain exercisable for one year or until the Expiration Date, whichever is earlier.

Upon a participant’s termination of employment for retirement, all unvested SARs will continue to vest as scheduled and vested SARs will remain exercisable for five years or until the Expiration Date, whichever is earlier. For these purposes, "retirement" is defined as the termination of employment without "cause" (as defined in the 2008 Plan, in Farmer Mac’s Amended and Restated Executive Officer Severance Plan, or in a participant’s employment agreement (if any), as applicable) after attaining age 55 and a combined age and years of employment at Farmer Mac of at least 65.

Upon a participant’s termination of employment for any reason other than death, disability, retirement, or for cause, all unvested SARs will be cancelled immediately and vested SARs will remain exercisable for one year or until the Expiration Date, whichever is earlier. Upon a participant’s termination for cause, any unexercised SARs, whether vested or unvested, will be cancelled immediately.

Under the Equity Grant Policy, the number of SARs awarded as equity-based compensation is based on a target long-term incentive value approved by the Committee for an individual divided by the Black-Scholes value as of the date that is seven calendar days before the date of grant based on assumptions consistent with the assumptions used by Farmer Mac for determining stock-based compensation expense under the Financial Accounting Standards Board’s Accounting Standards Codification (ASC) Topic 718.

The 2008 Plan was previously filed as Exhibit 10.2 to Farmer Mac’s Quarterly Report on Form 10-Q filed on August 9, 2018. The current form of award agreement for SARs awarded under the 2008 Plan on the Grant Date was previously filed as Exhibit 10.1 to Farmer Mac’s Current Report on Form 8-K filed on April 3, 2015. Both of those Exhibits are incorporated in this report by reference.

Grants of Restricted Stock Units

Also on the Grant Date, the Committee approved grants of restricted stock units of Farmer Mac’s Class C non-voting common stock (“RSUs”) to the following executive officers and directors of Farmer Mac under the 2008 Plan:

Executive Officers
Name	Number of Restricted Stock Units Granted (Time-Based Vesting)	Target Number of Restricted Stock Units Granted (Performance-Based Vesting)
Bradford T. Nordholm	4,065	2,032
Zachary N. Carpenter	1,383	691
Stephen P. Mullery	1,119	559
Aparna Ramesh	1,425	712

Directors
Name	Number of Restricted Stock Units Granted (Time-Based Vesting)
Dennis L. Brack	504
Richard H. Davidson	504
Everett M. Dobrinski	504
James R. Engebretsen	504
Sara L. Faivre	504
Amy H. Gales	504
Mitchell A. Johnson	504
Lowell L. Junkins	504
Eric T. McKissack	504
Robert G. Sexton	504
Charles A Stones	504
Roy H. Tiarks	504
Todd P. Ware	504
Myles J. Watts	504
LaJuana S. Wilcher	504

Each RSU represents the contingent right to receive, upon vesting of the unit, one Share.

The RSUs listed above granted to directors will vest in full on March 31, 2023 or proportionately to the date of any director’s death, disability, or cessation of service on the Board without cause, including due to removal or replacement as a director by the President of the United States.

All RSUs listed above granted to the executive officers as time-based vesting awards will vest in three equal annual installments on each of March 31, 2023, March 31, 2024, and March 31, 2025.

The RSUs listed above granted to the executive officers as performance-based vesting awards represent the target number of performance-based RSUs granted under the 2008 Plan and as specified in the related award agreement. The performance-based RSUs will be eligible to vest on March 31, 2025 based on performance objectives related to “Earnings before Credit,” subject to “gatekeeper” metrics related to capital and asset quality for the performance period of January 1, 2022 through December 31, 2024 (“Performance Period”). “Earnings before Credit” is defined as core earnings (a non-GAAP financial measure reported by Farmer Mac and as described in its Form 10-K and Form 10-Q filings with the SEC), excluding the after-tax effects of provisions for losses, gains or losses on fair value, or sale of real estate owned ("REO") property.

The “gatekeepers” for the performance-based RSUs require the Committee to determine that during the Performance Period: (1) Farmer Mac maintained compliance with all applicable regulatory capital requirements; and (2) Farmer Mac achieved (a) a three-year average ratio of net charge-offs to the average balance of total outstanding on- and off-balance sheet loans, guarantees, and commitments, including any subordinated or non-guaranteed tranches of securitized assets but excluding any assets held in Farmer Mac's liquidity investment portfolio ("Net Outstanding Business Volume") less than 20 basis points, and (b) a three-year average percentage of total 90-day delinquencies to the average balance of Net Outstanding Business Volume of less than 1%. For purposes of performing these calculations, “net charge-offs” is defined as charge-offs to Farmer Mac’s allowance for losses net of actual recoveries plus any writedowns on REO properties and any gains or losses realized upon disposition of REO properties. Average balances are determined by calculating a simple average of reported balances as of the end of each calendar quarter.

If at the end of the Performance Period the Committee determines that Farmer Mac has satisfied the above-listed “gatekeepers,” the performance-based RSUs will be eligible to vest on March 31, 2025 in an amount determined by the Committee for each executive officer between 0% and 200% of the target number of RSUs granted to that executive officer, based on Farmer Mac's 3-year cumulative Earnings before Credit during the Performance Period. Performance at the target 3-year cumulative Earnings before Credit of $384.6 million will earn 100% of the target number of RSUs granted. Performance at a 3-year cumulative Earnings before Credit of $335.4 million is required for vesting of any performance-based RSUs and will earn the threshold level of 50% of the target number of RSUs granted. Performance at or above 3-year cumulative Earnings before Credit of $438.4 million will earn the maximum award of 200% of the target number of RSUs granted. Performance between the threshold 3-year cumulative Earnings before Credit and the target 3-year cumulative Earnings before Credit will earn RSUs in an interpolated amount between 50% and 100% of the target number of RSUs granted. Performance between the target 3-year cumulative Earnings before Credit and 3-year cumulative Earnings before Credit of $438.4 million will earn RSUs in an interpolated amount between 100% and 200% of the target number of RSUs granted.

Upon an executive officer’s termination of employment for any reason other than death, disability, or retirement, unvested RSUs will be cancelled immediately. Upon an executive officer’s death or disability, unvested RSUs will vest immediately. Upon retirement, unvested RSUs will continue to vest as scheduled. For these purposes, retirement has the same meaning used in the SARs award agreements described above.

Under the Equity Grant Policy, the number of RSUs awarded as equity-based compensation is based on a target long-term incentive value approved by the Committee for an individual divided by the average closing price of a Share on NYSE over the previous 30 calendar days ending seven calendar days before the date of grant.

The form of award agreement for performance-based vesting RSUs awarded to executive officers under the 2008 Plan on the Grant Date was previously filed as Exhibit 10.1 to Farmer Mac's Current Report on Form 8-K filed on March 10, 2020 and is incorporated in this report by reference. The form of award agreement for time-based vesting RSUs awarded to executive officers under the 2008 Plan on the Grant Date was previously filed as Exhibit 10.1 to Farmer Mac’s Current Report on Form 8-K filed on March 8, 2021 and is incorporated in this report by reference. The form of award agreement for RSUs awarded to directors under the 2008 Plan on the Grant Date was previously filed as Exhibit 10.2 to Farmer Mac’s Current Report on Form 8-K filed on March 8, 2021 and is incorporated in this report.

Grant of Shares of Common Stock

In addition to the grants of SARs and RSUs to Mr. Nordholm described above, the Committee also granted 1,626 Shares to Mr. Nordholm on the Grant Date as incentive compensation in recognition of his outstanding performance during 2021. Farmer Mac retained 782 of those Shares to satisfy tax withholding requirements.

Awards of Performance-Based Cash Bonuses

On March 9, 2022, the Committee approved the payment of performance-based cash bonuses to the four executive officers shown below. These bonuses were calculated based on targets for Farmer Mac’s core earnings, outstanding business volume, and asset quality, as well as the Committee’s evaluation of the achievement of Farmer Mac’s strategic objectives and the leadership demonstrated by each individual and as a group for the period from January 1, 2021 through December 31, 2021.

Name	Cash Bonus Awarded
Bradford T. Nordholm	$1,146,237.60
Zachary N. Carpenter	$361,992.95
Stephen P. Mullery	$239,003.46
Aparna Ramesh	$280,736.18

All of the equity and cash compensation awards to executive officers described above are subject to Farmer Mac’s clawback policy, which was last amended by the Board in August 2019. That policy will also be amended to reflect any final rules or regulations that may be issued in the future under the Dodd-Frank Wall Street Reform and Consumer Protection Act

Item 9.01.        Financial Statements and Exhibits.

(d)    Exhibits

104	Cover Page Inline Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                        By: /s/ Stephen P. Mullery
                         Name: Stephen P. Mullery
                         Title: Executive Vice President – General Counsel

Dated: March 15, 2022